UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2016

WAYSIDE TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26408	13-3136104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1157 Shrewsbury Avenue, Shrewsbury, New Jersey	07702
(Address of principal executive offices)	(Zip Code)

732-389-8950

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

Wayside Technology Group, Inc. (the “Company”) held its annual meeting of stockholders on June 1, 2016. At such annual meeting, 4,107,274 shares of our common stock were represented either in person or by proxy, which is equal to 85.5% of our issued and outstanding common stock. At our annual meeting, the Company’s stockholders voted to (i) elect the five nominees named below to the Company’s Board of Directors, to serve until the next annual meeting of the stockholders and until their successors are elected and qualified; (ii) have an advisory vote to approve executive compensation of the Company’s Named Executive Officers; and (iii) ratify the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for 2016.

Proposal 1: Election of Directors — The number of votes for, withheld and abstained from voting and all shares as to which brokers indicated that they did not have authority to vote with respect to each director nominee were as follows:

Nominee	Votes For	Votes Withheld	Votes Abstained	Broker Non- Votes
Simon F. Nynens	2,492,512	155,730	—	1,459,032
F. Duffield Meyercord	2,476,291	171,951	—	1,459,032
Mike Faith	2,509,657	138,585	—	1,459,032
Steve DeWindt	2,514,509	133,733	—	1,459,032
Diana Kurty	2,527,982	120,260	—	1,459,032

Proposal 2: Advisory Vote to Approve Executive Compensation of the Company’s Named Executive Officers— The final number of votes cast for, against or abstaining from voting and broker non-votes were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
2,470,156	156,092	21,994	1,459,032

Proposal 3: Ratification of the Appointment of EisnerAmper LLP as the Company’s Independent Registered Public Accounting Firm for 2016 — The final number of votes cast for, against or abstaining from voting and broker non-votes were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
3,962,788	121,074	23,412	—

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAYSIDE TECHNOLOGY GROUP, INC.

Date: June 2, 2016	By:	/s/ Simon F. Nynens
	Name:	Simon F. Nynens
	Title:	Chief Executive Officer

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